SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C.  20549


                            FORM 8-K


                         CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
1934





Date of Report (Date of earliest event reported)   February 21,2003


            TRANSTECH INDUSTRIES, INC.
(Exact name of registrant as specified in charter)


   Delaware                0-6512                22-1777533
(State or other          (Commission          (IRS. Employer
jurisdiction of          File Number)         Identification No.)
incorporation)


  200 Centennial Ave., Piscataway, N.J.                 08854
(Address of principal executive offices)              (Zip Code)


Registrant's telephone number, including area code (732)981-0777

(Former name or former address, if changed
since last report.)                                Not applicable












                                             Page 1 of 3 pages

Item 5.  OTHER EVENTS.



Press Release

     See the following press release dated February 21, 2003 reporting the sale of Transtech Industries, Inc. Common Stock from the Transtech Industries, Inc. Retirement Savings and Profit
Sharing Plan.

TRANSTECH INDUSTRIES, INC. REPORTS STOCK
SOLD FROM 401K PLAN

     PISCATAWAY, N.J., February 21, 2003 - Transtech Industries, Inc. (OTC BULLETIN BOARD:TRTI) reports that Victory Capital Management ("Victory"), the administrator of the Transtech Industries, Inc. Retirement Savings and Profit Sharing Plan (the "401k Plan"), has elected to discontinue its bundled defined contribution services. The 401k Plan with Victory permitted the acquisition of Transtech Industries, Inc.'s Common Stock ("Company Stock") as an investment option. The new administrator cannot accommodate Company Stock as an investment option under the replacement plan. As a result, the approximately 40,414 shares of Company Stock held in the 401k Plan are in the process of being liquidated through sales on the open market. The account of Mr. Robert V. Silva, the President, Chief Executive Officer and Chairman of the Board of Directors of the Transtech Industries, Inc., within the 401k Plan held approximately 28,003 of the 40,414 shares of the Company Stock. The shares of Company Stock held in Mr. Silva's account are being sold along with the other shares of Company Stock held in the 401k Plan.

                           SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                         TRANSTECH INDUSTRIES, INC.
                         (Registrant)


                         By: /s/ Andrew J. Mayer, Jr.
                            Andrew J. Mayer, Jr., Vice
                            President-Finance, Chief
                            Financial Officer and
                            Secretary

Dated:  February 21, 2003